SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       ----------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 31, 1997


                         MARKETING SERVICES GROUP, INC.
               (Exact name of Registrant as specified in charter)


      Nevada                        0-16730                     88-0085608
 (State or other                  (Commission                (I.R.S. Employer
  jurisdiction of                  File No.)                Identification No.)
   incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                    (Address of Principal Executive Offices)


                                                   212/594-7688
              (Registrant's telephone number, including area code)






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Item 2.  Acquisition or Disposition of Assets

On December 8, 1997, Marketing Services Group, Inc. ("MSGI") entered into a stock purchase agreement effective December 1, 1997 to acquire all of the issued and outstanding capital stock (the "Shares") of Media Marketplace, Inc. and Media Marketplace Media Division, Inc. (collectively "MMI") from Stephen M. Reustle and Thomas R. Kellogg (the "Sellers"). The closing date of the agreement was December 29, 1997. In consideration of the purchase of the Shares and other transactions contemplated in the agreement, the Sellers received the aggregate sum of $6,000,000 and an aggregate of 222,222 restricted shares of common stock of MSGI, par value $.01 per share, at an agreed upon price of $4.50 per share.

On December 29, 1997, MSGI entered into an employment agreement with Stephen M. Reustle to be employed as President and Chief Executive Officer of MMI continuing until December 31, 2000, renewable for one additional year. The agreement includes an earnout payment of up to $1,000,000 a year for each year beginning January 1st and ending December 31st for the years of 1998, 1999 and 2000, adjustable forward to apply to the next calendar year if no earn out payment is due for one such year. The earn out payments are contingent upon (a) MMI meeting targeted earnings before interest, taxes and increased depreciation and (b) targeted billings of MSGI subsidiaries and affiliates for electronic data processing services for clients originally introduced by MMI.

MMI was founded in 1973 and specializes in providing list management, list brokerage and media planning services to national publishing and fundraising clients in the direct marketing industry, including magazines, continuity clubs, membership groups and catalog buyers.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial  statements  of  businesses  acquired.*
         (b)  Pro  forma financial information *
         (c)  Exhibits included herein:

      2.1 Stock Purchase Agreement among Marketing Services Group, Inc., Stephen
          M. Reustle and Thomas R. Kellogg

     10.1 Form of Employment Agreement by and among Marketing Services Group, Inc. and Stephen M. Reustle

     20.1 Press Release dated December 30, 1997

         * It is impracticable for MSGI to provide the required financial statements and pro forma financial information as of the date hereof. MSGI will file the require financial statements and pro forma financial information no later than 60 days after the date hereof.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MARKETING SERVICES GROUP, INC.

Date: December 31, 1997                     By: /s/ Scott Anderson
      -----------------                         ------------------
                                            Title: Chief Financial Officer


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